CONSULTING AGREEMENT

This Agreement is made as of this September 11, 2000, by and between MLM WORLD NEW TODAY, Inc., ("Company") a publicly traded Nevada Corporation in good standing, listed on the Over-The-Counter Bulletin Board under symbol "MLMS" with offices at 3633 Camino del Rio South, Suite #107, San Diego, CA 92108 and Thomas Olivares ("Consultant") at 12124 Fern Crest Place, San Diego, CA 92128.

WHEREAS, the Company is engaged in the business of providing News and Information, regarding the Multi-level Marketing Industry, and a business opportunity to the over 220 million Network Marketers Worldwide via its Web Site(s),

WHEREAS, the Consultant provides Web Site Development and Business to Business Strategy Consulting services,

WHEREAS, the Company wishes to retain the services of the Consultant on the following terms and conditions:

1. The Company hereby retains the services of the Consultant for a period of one (1) year commencing September 11, 2000 and terminating September 11, 2001. In exchange for the Consulting Services (as that term is defined herein), the Consultant shall receive $80,000 cash (USD) and 1,000,000 shares of "MLMS" common stock registered under an S-8 filing to be issued in the first quarter of 2001 upon successful performance in the fourth quarter of 2000.

2. The Consultant shall, employing their best efforts, provide the Company the following:
a.     Web  site  development  and  design
b.     Front  and  back  end  software  development  and  support
c.     Radio,  Television  and  Cybertorium  Portal  designs
d.     Custom  logo  and  animation
e.     Web  ready  audio  and  video
f.     Maintaining  and  updating  existing  web  platform
g.     Assisting  customer  service  with  technical  issue  resolutions

3. The Consultant shall be an independent contractor and not an employee. NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED TO CREATE AN EMPLOYER-EMPLOYEE RELATIONSHIP BETWEEN THE CONSULTANT AND THE COMPANY. The Consultant is responsible and liable for the methods by he performs the services specified herein and for payment of all applicable federal, state and local taxes. The Consultant shall have no right or authority to assume or create any obligations or responsibilities, express or implied, on behalf of or in the name of the Company, unless specifically authorized in writing by the Company. No provision of this Agreement shall be construed to preclude the Consultant from pursuing other consulting projects.

4. The Company agrees to indemnify and hold harmless the Consultant against any loss, claim, damage or liability whatsoever, (including reasonable attorney's fees and expenses), to which such Indemnified Party may become subject as a result of performing any act, or omitting to perform any act, contemplated to be performed by the Consultant pursuant to this Agreement if such act or omission did not violate the provisions of this Agreement.

5. This Agreement shall be binding upon the Company and the Consultant and their successors and/or assigns.

6. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (i) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby: and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held, invalid illegal or unenforceable.

7. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both parties hereto. No waiver of any other provisions hereof shall be binding unless executed in writing by both parties hereto nor shall waiver constitute a continuing waiver.

8. This Agreement may be executed in one or more counterparts, each of which shall for all purposes to be deemed to be an original but all of which shall constitute one and the same Agreement.

9. The parties agree that should any dispute arise in the administration of this Agreement, that the agreement shall be governed and construed by the Laws of the State of California.

10. This Agreement contains the entire agreement between the Parties with respect to the consulting services to be provided to the Company by the Consultant and supersedes any and all prior understanding, agreement or correspondence between the Parties.


IN WITNESS WHEREOF, the Company and the Consultant have caused this Agreement to be signed by duly authorized representatives as of the day and year first above written.


MLM  WORLD  NEWS  TODAY,  Inc.


/s/ James C. Frans
____________________________________
James  C.  Frans  /  CEO


/s/ Thomas Olivares
____________________________________
Thomas  Olivares  (Consultant)